SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2004

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12514	84-1246585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Four Falls, Suite 208
West Conshohocken, PA 19428
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:
(484) 530-1800

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

99.1	Keystone Property Trust Supplemental Information Package for the quarter ended March 31, 2004.
99.2	Press Release dated April 20, 2004 announcing results for the quarter ended March 31, 2004.

ITEM 9. REGULATION FD DISCLOSURE

The information contained in this Item 9 of this Current Report is also being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release No. 33-8216; 34-47583.

Simultaneous with the issuance of a press release on April 20, 2004 announcing the Company’s results for the quarter ended March 31, 2004, the Company intends to make available supplemental information regarding the Company’s operations. The Company is attaching the supplemental information as Exhibit 99.1 and the press release as Exhibit 99.2 to this Current Report on Form 8-K.

Note: the information in this report (including the exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Net Operating Income

The Company presents net operating income and same store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since December 31, 2002, the Company determines net operating income by subtracting property operating expenses from recurring rental and tenant reimbursement revenues. Same store net operating income is not an alternative to net income (determined in accordance with GAAP) and same store performance should not be considered an alternative to GAAP net income performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date: April 21, 2004	By:	/s/ Jeffrey E. Kelter

Jeffrey E. Kelter President and Chief Executive Officer

Date: April 21, 2004	By:	/s/ Timothy E. McKenna

Timothy E. McKenna Senior Vice President and Chief Financial Officer

Date: April 21, 2004	By:	/s/ J. Peter Lloyd

J. Peter Lloyd Vice President and Chief Accounting Officer